Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Board of Directors

Davi Skin, Inc.

                We consent to the incorporation in this Registration Statement of Davi Skin, Inc. (formerly known as MW Medical, Inc.) on Form S-8 of our report dated April 14, 2006, appearing in the Annual Report on the Form 10-KSB of Davi Skin, Inc. for the fiscal year ended December 31, 2005, and to all references to our firm included in this Registration Statement.

/s/ Child, Van Wagoner, & Bradshaw, PLLC
Child, Van Wagoner, & Bradshaw, PLLC
Salt Lake City, Utah
January 26, 2007